Exhibit 16


                        DONALD G. JONES AND COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               7812 WINNSBORO ROAD
                              COLUMBIA, S.C. 29203
                                    TELEPHONE
                                 (803) 786-9963
                                    FACSIMILE
                                 (803) 786-9910


         MEMBER                                               MEMBER
     SOUTH CAROLINA                                   AMERICAN INSTITUTE OF
     ASSOCIATION OF                                CERTIFIED PUBLIC ACCOUNTANTS
    CERTIFIED PUBLIC                                  DIVISION FOR CPA FIRMS
       ACCOUNTANTS                                        SECPS AND PCPS




         November 19, 2002


         Securities and Exchange Commission
         Washington, D.C.  20549


         Ladies and Gentlemen:

         We have read Item 4 included in the Form 8-K dated November 19, 2002 of Clover Community Bankshares, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


         Sincerely,



         /s/ Donald G. Jones and Company, P.A.